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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2007

STONELEIGH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33502	20-3483933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Marshall Street - Suite 104 South Norwalk, CT	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 663-4200

c/o PLM International, Inc.,
555 Fifth Avenue, New York, NY 10017
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 5, 2007, the initial public offering (“IPO”) of 25,000,000 Units (“Units”) of Stoneleigh Partners Acquisition Corp. (the “Company”) was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share (“Common Stock”), and one Warrant, each to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $200,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 5,975,000 warrants (“Insider Warrants”), generating total proceeds of $4,450,000. The Insider Warrants were purchased by Gary D. Engle, JAC Opportunity Fund I, LLC (an affiliate of James A. Coyne, the Company’s Vice Chairman and Chief Financial Officer), Brian Kaufman, Jonathan Davidson and Milton J. Walters, five of the Company’s directors, officers and senior advisors. The Insider Warrants are identical to the Warrants included in the Units sold in the IPO except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a cashless basis so long as such Warrants are held by the purchasers or their affiliates. The purchasers of the Insider Warrants have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a business combination.

The Company has placed in trust $198,400,000 (or approximately $7.94 per unit) of the net proceeds of the IPO, the Private Sale and a portion of the proceeds of the sale of 6,250,000 shares of Common Stock previously purchased by the Company’s officers, directors and senior advisors.

Audited financial statements as of June 5, 2007 reflecting receipt of the proceeds upon consummation of the IPO are included as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release announcing the consummation of the IPO is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press release dated June 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2007	STONELEIGH PARTNERS ACQUISITION CORP.
By: /s/ James A. Coyne Name: James A. Coyne Title: Vice Chairman & Chief Financial Officer